                                                                  EXHIBIT (c) 6.

                                                                  EXECUTION COPY

                       FIFTH AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of September 13, 1996, among PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING") and CERBERUS PARTNERS, L.P., a Delaware limited partnership ("CERBERUS"), constituting all of the Lenders under the Credit Agreement referenced below, and ING in its capacity as Agent for the Lenders.

                              W I T N E S S E T H:
                              --------------------

         RECITALS:

         A. The Borrower, the Lenders and the Agent have entered into a certain Credit Agreement, dated as of March 15, 1996, as amended to the date hereof (the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         B. The Borrower has requested an amendment to the Credit Agreement to increase the Revolving A Loan Commitment Amount from $6,000,000 to $7,250,000 and to increase the Revolving B Loan Commitment Amount from $4,250,000 to $4,750,000 to provide sufficient funds to finance the cash portion of the purchase price for substantially all of the assets of ACI-HDT Supply Company, Amtel Communications Services, Inc., Amtel Communications Correctional Facilities, Inc., Amtel Communications, Inc. and Amtel Communications Payphones, Inc. (collectively, "AMTEL") pursuant to a certain Asset Purchase Agreement, dated June 26, 1996, among the Borrower and Amtel, as amended by Amendment No. 1, dated June 26, 1996, as amended by Amendment No. 2, dated August 26, 1996 (the "AMTEL PURCHASE AGREEMENT").

         C. The Lenders are agreeable to amending the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Revolving A Loan Commitment Amount" in its entirety and substituting in lieu thereof the following:

                  "REVOLVING A LOAN COMMITMENT AMOUNT" means $7,250,000, as such amount may be reduced from time to time pursuant to SECTION 3.3.4."

         SECTION 2. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Revolving B Loan Commitment Amount" in its entirety and substituting in lieu thereof the following:

                  "REVOLVING B LOAN COMMITMENT AMOUNT" means $4,750,000, as such amount may be reduced from time to time pursuant to SECTION 3.3.4."

         SECTION 3. AMENDMENT TO SECTION 3.4.4(E). Section 3.4.4(e) of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "(e) The Revolving B Loan Commitment (and the Revolving B Commitment Amount) shall be permanently reduced on each Monthly Payment Date set forth below by the amount set forth opposite such Monthly Payment Date:

                               MONTHLY PAYMENT DATE IN:                           AMOUNT
                               ------------------------                           ------
                                    March, 1997                                 $ 2,750,000
                                    April, 1997                                 $   222,222
                                    May, 1997                                   $   222,222
                                    June, 1997                                  $   222,222
                                    July, 1997                                  $   222,222
                                    August, 1997                                $   222,222
                                    September, 1997                             $   222,222
                                    October, 1997                               $   222,222
                                    November, 1997                              $   222,222
                                    December, 1997                              $   222,224."

         SECTION 4. AMENDMENT TO SECTION 3.9(B). Section 3.9(b) of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:



                  "(b) Borrower shall use the proceeds of (i) Revolving A Loans made after the Closing Date and prior to or on the Amtel Closing Date only for the purpose of paying a portion of the cash consideration required under the Amtel Purchase Agreement and for the payment of the Amendment Fee payable pursuant to the Second Amendment, (ii) Revolving A Loans made after the Amtel Closing Date to finance other acquisitions (PROVIDED, HOWEVER, that this clause (ii) shall not be construed to permit any acquisitions which are otherwise prohibited by the terms of this Agreement or the other Loan Documents), (iii) Revolving B Loans made on or after the effective date of the Third Amendment to finance the funding of a $250,000 loan to be made by the Borrower to PhoneTel III to be evidenced by the PhoneTel III Note; (iv) Revolving B Loans made on the effective date of the Fourth Amendment to pay the Priority Payables; (v) Revolving B Loans made on the effective date of the Fifth Amendment for the purpose of paying a portion of the cash consideration required under the Amtel Purchase Agreement; and (vi) the Revolving B Loans made on and after the effective date of the Fifth Amendment to finance its continuing working capital needs; PROVIDED, HOWEVER, that the Revolving B Loans shall not be used to repay any other outstanding Loan."

         SECTION 5. AMENDMENT TO SECTION 5.21. Section 5.21 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following in lieu thereof:

         "Set forth in ITEM 14 ("Contracts") of the Disclosure Schedule is an accurate and complete list of all material Contractual Obligations of the Borrower and its Subsidiaries as of the Amtel Closing Date."

         SECTION 6. AMENDMENT TO SECTION 6.1.16. Section 6.1.16 is hereby amended by deleting the period at the end of such section and inserting the following:

         "; PROVIDED, HOWEVER, that the Borrower shall be authorized to utilize Telephone Placement Agreements assumed pursuant to the Amtel Purchase Agreement with respect to the Payphone Operating Assets purchased pursuant to the Amtel Purchase Agreement."

         SECTION 7. AMENDMENT TO SECTION 6.2.4. Section 6.2.4 of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "SECTION 6.2.4. FINANCIAL CONDITION. The Borrower hereby covenants and agrees as set forth below:

                           (a) FIXED CHARGE COVERAGE RATIO. The Borrower will
                  not permit its Fixed Charge Coverage Ratio for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to March 31, 1997, such ratio to be calculated as provided in clause
                  (h) of this SECTION 6.2.4):

                  FISCAL QUARTER ENDING:                       RATIO
                  ----------------------                       -----
                  June 30, 1996                                 0.4
                  September 30, 1996                            0.8
                  December 31, 1996                             0.9
                  March 31, 1997                                1.0
                  June 30, 1997                                 1.3
                  September 30, 1997                            1.6
                  December 31, 1997                             1.8
                  March 31, 1998                                1.9
                  June 30, 1998                                 1.9
                  September 30, 1998                            2.0
                  December 31, 1998                             2.0
                  March 31, 1999                                2.1
                  June 30, 1999                                 2.2.

                           (b) EBITDA. The Borrower will not permit EBITDA of
                  the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the amount set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to March 31, 1997, such amount to be calculated as provided in clause (h) of this SECTION 6.2.4):

                  FISCAL QUARTER ENDING:                           AMOUNT
                  ----------------------                           ------
                  June 30, 1996                                $   875,000
                  September 30, 1996                            3 ,028,000
                  December 31, 1996                              6,233,000
                  March 31, 1997                                 9,284,000
                  June 30, 1997                                 13,213,000
                  September 30, 1997                            16,322,000
                  December 31, 1997                             20,013,000
                  March 31, 1998                                20,706,000
                  June 30, 1998                                 21,637,000
                  September 30, 1998                            22,505,000
                  December 31, 1998                             23,394,000
                  March 31, 1999                                23,853,000
                  June 30, 1999                                 24,531,000.

                           (c) CURRENT RATIO. The Borrower will not permit the
                  Current Ratio of the Borrower and its Subsidiaries on the last day of any Fiscal Quarter to be less than 0.6.

                           (d) TANGIBLE NET WORTH. The Borrower will not permit
                  its Tangible Net Worth on the last day of any Fiscal Quarter to be less than the amount set forth opposite such Fiscal
                  Quarter:

                  FISCAL QUARTER ENDING:                            AMOUNT
                  ----------------------                            ------
                  June 30, 1996                                  ($9,775,000)
                  September 30, 1996                              (9,170,000)
                  December 31, 1996                              (14,070,000)
                  March 31, 1997                                 (13,626,000)
                  June 30, 1997                                  (11,326,000)
                  September 30, 1997                              (8,558,000)
                  December 31, 1997                               (4,144,000)
                  March 31, 1998                                  (2,750,000)
                  June 30, 1998                                      650,000
                  September 30, 1998                               4,454,000
                  December 31, 1998                                9,928,000
                  March 31, 1999                                  11,936,000
                  June 30, 1999                                   16,170,000

                           (e) SENIOR INTEREST COVERAGE RATIO. The Borrower will
                  not permit the Senior Interest Coverage Ratio of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to March 31, 1997, such ratio to be calculated as provided in clause (h) of this Section 6.2.4.):

                  FISCAL QUARTER ENDING:                        RATIO
                  ----------------------                        -----
                  June 30, 1996                                  0.9
                  September 30, 1996                             1.6
                  December 31, 1996                              1.7
                  March 31, 1997                                 1.9
                  June 30, 1997                                  2.7
                  September 30, 1997                             3.2
                  December 31, 1997                              4.1
                  March 31, 1998                                 4.4
                  June 30, 1998                                  4.7
                  September 30, 1998                             5.1
                  December 31, 1998                              5.4
                  March 31, 1999                                 5.7
                  June 30, 1999                                  6.0.


                           (f) MINIMUM GROSS MARGIN PERCENTAGE - NON-COIN CALLS.
                  The Borrower will not permit the Minimum Gross Margin Percentage - Non-Coin Calls for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the percentage set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to March 31, 1997, such percentage to be calculated as provided in clause (h) of this Section 6.2.4.):

                  FISCAL QUARTER ENDING:                        PERCENTAGE
                  ----------------------                        ----------
                  June 30, 1996                                 55.2%
                  September 30, 1996                            55.2%
                  December 31, 1996                             55.3%
                  March 31, 1997                                54.4%
                  June 30, 1997                                 55.0%


                  September 30, 1997                            55.7%
                  December 31, 1997                             57.6%
                  March 31, 1998                                57.7%
                  June 30, 1998                                 57.9%
                  September 30, 1998                            58.1%
                  December 31, 1998                             58.4%
                  March 31, 1999                                58.2%
                  June 30, 1999                                 58.2%.

                           (g) MAXIMUM OVERHEAD EXPENSE. The Borrower will not
                  permit Maximum Overhead Expense of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be more than the amount set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to March 31, 1997, such amount to be calculated as provided in clause (h) of this Section 6.2.4.):

                  FISCAL QUARTER ENDING:                          AMOUNT
                  ----------------------                          ------
                  June 30, 1996                                 $ 3,989,000
                  September 30, 1996                              6,862,000
                  December 31, 1996                              10,417,000
                  March 31, 1997                                 14,523,000
                  June 30, 1997                                  14,960,000
                  September 30, 1997                             16,386,000
                  December 31, 1997                              17,004,000
                  March 31, 1998                                 17,452,000
                  June 30, 1998                                  17,885,000
                  September 30, 1998                             18,300,000
                  December 31, 1998                              18,691,000
                  March 31, 1999                                 19,044,000
                  June 30, 1999                                  19,410,000.

                           (h) CALCULATIONS FOR STUB PERIODS. Notwithstanding
                  any thing contained herein to the contrary, for purposes of determining compliance with clauses (a) through (g) of this
                  SECTION 6.2.4 for any period ending prior to March 31, 1997, calculation of all items relating to income or expense (including, without limitation, EBITDA) and increases or decreases in working capital) shall be made for the period commencing on the Closing Date and ending on the date of determination.
                           (i) LIMITATIONS ON ADDITIONS TO PROPERTY, PLANT AND
                  EQUIPMENT AND PURCHASE OF INTANGIBLE ASSETS. The Borrower will not permit the aggregate amount of additions to property, plant and equipment plus the aggregate amount of additions to intangible assets for the Borrower and its Subsidiaries during any calendar month ending on or prior to December 31, 1997 to exceed $75,000; PROVIDED, HOWEVER that the Borrower may consummate the Amtel Purchase."


         SECTION 8. AMENDMENT TO SECTION 6.2.5. Section 6.2.5 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

                  "SECTION 6.2.5. CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to, make or commit to make any Consolidated Capital Expenditures, except (a) the Borrower may consummate the Amtel Purchase, (b) prior to December 31, 1997, the Borrower and its Subsidiaries (other than the POA Group) may make Consolidated Capital Expenditures solely for the installation, maintenance (including purchase of replacement parts) and upgrade of Telephones owned and in inventory as of September 13, 1996, and no such Consolidated Capital Expenditures may be made to purchase new Telephones, and (c) the Borrower and its Subsidiaries (other than the POA Group) may make Consolidated Capital Expenditures during any Fiscal Year commencing with the 1998 Fiscal Year provided (x) no Default or Event of Default has occurred and is continuing, and (y) the aggregate amount of Consolidated Capital Expenditures made during such Fiscal Year does not exceed the amount set forth below opposite such Fiscal
         Year:

                           FISCAL YEAR                                   AMOUNT
                           -----------                                   ------

                           1998                                        $6,636,000
                           1999                                        $6,841,000

         PROVIDED, HOWEVER, that the Borrower and its Subsidiaries shall not make or incur Consolidated Capital Expenditures prior to May 1, 1996 in excess of $350,000 in the aggregate; PROVIDED, FURTHER, HOWEVER, that POA may incur Capitalized Lease

         Liabilities pursuant to the POA Lease, and POA may make and incur capital expenditures but only to the extent necessary to maintain or replace Telephones and related equipment in operation as of September 13, 1996; PROVIDED, FURTHER, HOWEVER, that the Borrower and its Subsidiaries (other than the POA Group) may not make or incur Consolidated Capital Expenditures in the calendar month immediately following any calendar month where the Borrower and the Subsidiaries (other than the POA Group) experience negative cash flow on a consolidated basis (I.E., cash expenditures exceed cash revenues during such calendar month); PROVIDED, FURTHER, HOWEVER, that expenditures from insurance proceeds received upon the occurrence of a Loss which are made to replace or repair damage to destroyed assets will not be included in the following calculation for the Fiscal Year such replacement or repair was made."

         SECTION 9. AMENDMENT TO ITEM 14 OF DISCLOSURE SCHEDULE. Item 14 ("Contracts") of the Disclosure Schedule is hereby amended by deleting said Item in its entirety and substituting the Contractual Obligations listed on EXHIBIT D hereto.

         SECTION 10. RELEASE OF LIENS ON PAYPHONE OPERATING ASSETS. The Borrower hereby agrees to obtain and file of record in all appropriate jurisdictions, within 90 days of the date of this Amendment, releases of lien, UCC-3 termination statements or other instruments as shall be suitable and legally effective to evidence of record the release of all Liens on the Payphone Operating Assets (as such term is defined in the Amtel Purchase Agreement), other than the Liens in favor of the Agent for the benefit of the Lenders. The Borrower further agrees that the failure to comply with this Section 10 shall constitute an Event of Default under the Credit Agreement.

         SECTION 11. SOLVENCY. The Borrower hereby represents and warrants that after giving effect to the consummation of the transactions contemplated by the Amtel Purchase Agreement and the consummation of the transactions contemplated by this Agreement (including the making of Loans), the Borrower and each of its Subsidiaries is Solvent.

         SECTION 12. CONTINUING EFFECTIVENESS OF CREDIT AGREEMENT. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, except as expressly amended or modified by this Amendment.

         SECTION 13. COST AND EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent and each of the Lenders party to this Amendment for the negotiation, preparation, execution and delivery of this Amendment (including reasonable fees and expenses of counsel to the Agent and such Lenders).

         SECTION 14. EFFECTIVENESS. This Amendment shall become effective upon
(i) receipt by the Agent of a copy of this Amendment, duly executed by each of the Borrower, the Lenders and the Agent, and duly acknowledged and consented to by the Subsidiaries of the Borrower in the form attached to this Amendment, (ii) receipt by the Lenders of Revolving A Notes, dated the date hereof and duly executed by the Borrower, in the principal amount equal to their respective Revolving Percentages of the Revolving A Loan Commitment Amount (as such term is modified by this Amendment), in replacement and substitution of the Revolving A Notes, (iii) receipt by the Lenders of Revolving B Notes, dated the date hereof and duly executed by the Borrower, in the principal amount equal to their respective Revolving Percentages of the Revolving B Loan Commitment Amount (as such term is modified by this Amendment), in replacement and substitution of the Revolving B Notes, (iv) receipt by the Agent and the Lenders of (A) a certificate regarding the location of the "Payphone Operating Assets" (as such term is defined in the Amtel Purchase Agreement) acquired by the Borrower on the Amtel Closing Date and other matters relative to the perfection of the Agent's security interest in such assets, and (B) UCC-1 Financing Statements duly executed by the Borrower for each jurisdiction where the filing thereof is required to perfect such security interest, (v) receipt by the Lenders and the Agent of an opinion letter, dated the date hereof, from Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower and its Subsidiaries, from Tammy L. Martin, General Counsel to the Borrower and its Subsidiaries, in the form of EXHIBIT A and EXHIBIT B hereto, respectively, (vi) evidence satisfactory to the Agent and the Lenders that the Borrower is qualified to do business in the jurisdictions listed on EXHIBIT C hereto; and (vii) receipt by legal counsel to ING and Cerberus of payment for their fees and expenses incurred to date.

         SECTION 15. OPINIONS OF LOCAL COUNSEL. Upon the request of any Lender, the Borrower shall obtain an opinion of local counsel in any jurisdiction with respect to the creation and perfection of the security interest of the Agent in, and other matters relating to, the "Payphone Operating Assets" (as such term is defined in the Amtel Purchase Agreement) located in such jurisdiction. Failure of Borrower to obtain such opinion within 30 days of any such request shall constitute an Event of Default under the Credit Agreement.

         SECTION 16. HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

         SECTION 17. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, the Lenders and the Agent and shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 18. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 19. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its rights or obligations hereunder or under the Credit Agreement except in accordance with the terms of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           PHONETEL TECHNOLOGIES, INC.

                           By:_______________________________
                                    Name:
                                    Title:

                                             [CORPORATE SEAL]

                           INTERNATIONALE NEDERLANDEN
                           (U.S.) CAPITAL CORPORATION, in its
                           capacity as Agent and Lender

                           By:_______________________________
                                    James W. Latimer
                                    Managing Director

                           CERBERUS PARTNERS, L.P.

                           By:      CERBERUS ASSOCIATES, L.P.,
                                    Its General Partner

                                    By:_________________________
                                          Name: Stephen Feinberg
                                          Title: General Partner

                           ACKNOWLEDGMENT AND CONSENT

         The undersigned hereby acknowledge receipt of a copy of the foregoing amendment, consent to the terms and provisions set forth therein, and agree that the Subsidiary Guaranty dated as of March 15, 1996 as amended and supplemented to the date hereof (the "SUBSIDIARY GUARANTY") made by each of the undersigned, jointly and severally, in favor of Internationale Nederlanden (U.S.) Capital Corporation ("ING") and such other Lenders as are, or may from time to time become, parties to the Credit Agreement, and ING as Agent for such Lenders, will continue in full force and effect without diminution or impairment notwithstanding the execution and delivery of the amendment. The undersigned further acknowledge and agree that, upon effectiveness of the amendment and from and after the date thereof, each reference to the Credit Agreement in the Subsidiary Guaranty and each other Loan Document (as such term is defined in the Credit Agreement) to which any of the undersigned is a party shall mean and be a reference to the Credit Agreement as amended by the foregoing amendment.

PUBLIC TELEPHONE CORPORATION

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

WORLD COMMUNICATIONS, INC.

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

NORTH FLORIDA TELEPHONE CORPORATION

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

PHONETEL III, INC.

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

                                    EXHIBIT A
                                    ---------

                                [Form of Opinion]

                                    EXHIBIT B
                                    ---------

                                [Form of Opinion]

                                    EXHIBIT C
                                    ---------

                             Foreign Qualifications

                                    Colorado
                                     Oregon

                                    EXHIBIT D
                                    ---------

                                 REVISED ITEM 14

                          [TO BE PROVIDED BY PHONETEL]